Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Second Quarter 2019 Financial Results

•	Net Awards Total $13.5 Billion; Book-to-Bill of 1.6

•	Backlog Increases 10 Percent to $63 Billion

•	Sales Increase 19 Percent to $8.5 Billion

•	Operating Income Increases 16 Percent; Segment Operating Income[1] Increases 26 Percent

•	EPS Increase 12 Percent to $5.06

•	Cash from Operations Totals $1.6 Billion; Free Cash Flow[1] Totals $1.4 Billion

•	2019 MTM-adjusted EPS[1] Guidance Increased to $19.30 to $19.55

FALLS CHURCH, Va. – July 24, 2019 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2019 sales increased 19 percent to $8.5 billion from $7.1 billion in the second quarter of 2018. Second quarter 2019 net earnings increased 9 percent to $861 million from $789 million in the second quarter of 2018, and diluted earnings per share increased 12 percent to $5.06 from $4.50, reflecting net earnings growth and a 3 percent reduction in weighted-average diluted shares outstanding.
“We had a strong second quarter fueled by new business captures, sales growth and operating performance,” said Kathy Warden, chief executive officer and president. “Our portfolio is well aligned to our customers’ needs and we see continued demand for our products, as evidenced by our growing sales and backlog. Our continued focus on profitable growth, operational efficiency and agility is generating value for our shareholders.”

1 Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended June 30			Six Months Ended June 30
$ in millions, except per share amounts	2019	2018	Change	2019	2018	Change
Sales
Aerospace Systems	$3,390	$3,337	2%	$6,886	$6,617	4%
Innovation Systems	1,498	400	NM	2,936	400	NM
Mission Systems	3,128	2,874	9%	6,014	5,757	4%
Technology Services	1,044	1,048	—	2,021	2,192	(8%)
Intersegment eliminations	(604)	(540)		(1,212)	(1,112)
Total sales	8,456	7,119	19%	16,645	13,854	20%
Segment operating income[1]
Aerospace Systems	361	357	1%	743	698	6%
Innovation Systems	169	39	NM	336	39	NM
Mission Systems	408	352	16%	791	723	9%
Technology Services	113	95	19%	215	217	(1%)
Intersegment eliminations	(73)	(64)		(140)	(136)
Segment operating income[1]	978	779	26%	1,945	1,541	26%
Segment operating margin rate[1]	11.6%	10.9%	70 bps	11.7%	11.1%	60 bps
Net FAS (service)/CAS pension adjustment	107	137	(22%)	215	264	(19%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(98)	(30)	NM	(194)	(30)	NM
Other unallocated corporate expense	(41)	(69)	(41%)	(84)	(110)	(24%)
Unallocated corporate expense	(139)	(99)	40%	(278)	(140)	99%
Operating income	$946	$817	16%	$1,882	$1,665	13%
Operating margin rate	11.2%	11.5%	(30) bps	11.3%	12.0%	(70) bps
Interest expense	(137)	(144)	(5%)	(275)	(287)	(4%)
FAS (non-service) pension benefit	200	258	(22%)	400	512	(22%)
Other, net	19	45	(58%)	55	85	(35%)
Earnings before income taxes	1,028	976	5%	2,062	1,975	4%
Federal and foreign income tax expense	167	187	(11%)	338	346	(2%)
Effective income tax rate	16.2%	19.2%	(300) bps	16.4%	17.5%	(110) bps
Net earnings	$861	$789	9%	$1,724	$1,629	6%
Diluted earnings per share	5.06	4.50	12%	10.11	9.29	9%
Weighted-average diluted shares outstanding, in millions	170.3	175.4	(3%)	170.5	175.4	(3%)

Net cash provided by operating activities	$1,607	$875	84%	$694	$638	9%
Less: capital expenditures	(252)	(199)	27%	(536)	(504)	6%
Free cash flow[1]	$1,355	$676	100%	$158	$134	18%

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	3

Sales
Second quarter 2019 sales increased $1.3 billion primarily due to the addition of a full quarter of Innovation Systems sales as well as higher sales at Mission Systems and Aerospace Systems.
Operating Income and Margin Rate
Second quarter 2019 operating income increased $129 million, or 16 percent, primarily due to a $199 million increase in segment operating income, partially offset by a $40 million increase in unallocated corporate expense, largely due to intangible asset amortization and PP&E step-up depreciation, and a $30 million decrease in net FAS (service)/CAS pension adjustment. Operating margin rate declined to 11.2 percent from 11.5 percent primarily due to higher intangible asset amortization and PP&E step-up depreciation, partially offset by improved segment performance.
Segment Operating Income and Margin Rate
Second quarter 2019 segment operating income increased $199 million, or 26 percent, due to higher operating income at all four sectors, including a full quarter of operating income from Innovation Systems. Segment operating margin rate increased to 11.6 percent from 10.9 percent largely due to improved performance at Mission Systems and Technology Services. In addition, segment operating income and margin rate benefited from cost synergies realized in connection with the 2018 acquisition of Orbital ATK.
Federal and Foreign Income Taxes
The second quarter 2019 effective tax rate decreased to 16.2 percent from 19.2 percent in the second quarter of 2018 primarily due to higher research credits.
Net Earnings
Second quarter 2019 net earnings increased $72 million primarily due to higher operating income and a lower effective tax rate, partially offset by a $58 million decrease in FAS (non-service) pension benefit and a $26 million decrease in other, net, principally due to lower interest income.
Operating Cash Flows
Second quarter 2019 cash provided by operating activities increased $732 million to $1.6 billion principally due to improved trade working capital, including recovery of receivables delayed by the ERP conversion discussed in the first quarter of 2019, and higher net earnings. After capital expenditures of $252 million, second quarter 2019 free cash flow was $1.4 billion.
Year to date 2019 cash provided by operating activities increased $56 million principally due to higher net earnings, partially offset by an increase in trade working capital.
Awards and Backlog
Second quarter and year to date 2019 net awards totaled $13.5 billion and $25.8 billion, respectively, and backlog increased to $63.0 billion as of June 30, 2019. Significant new awards in the second quarter include $4.1 billion for the F-35 program, $3.6 billion to deliver an additional 24 E-2D Advance Hawkeye aircraft and related equipment to the U.S. Navy, $843 million for space restricted programs, $316 million for the Global Hawk program and $265 million for the Intermediate Range Conventional Prompt Strike hypersonic program.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	4

Segment Operating Results

AEROSPACE SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$3,390	$3,337	2%	$6,886	$6,617	4%
Operating income	361	357	1%	743	698	6%
Operating margin rate	10.6%	10.7%		10.8%	10.5%
Sales
Second quarter 2019 sales increased $53 million, or 2 percent, due to higher volume on Manned Aircraft and Space programs. Manned Aircraft sales reflect a higher rate of F-35 production activity. Space sales principally reflect higher volume on a civil space program. Autonomous Systems sales were comparable to the prior year period.
Operating Income
Second quarter 2019 operating income increased $4 million, or 1 percent, due to higher sales. Operating margin rate of 10.6 percent was comparable to the prior year period.

INNOVATION SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales*	$1,498	$400	NM	$2,936	$400	NM
Operating income	169	39	NM	336	39	NM
Operating margin rate	11.3%	9.8%		11.4%	9.8%

*
The comparative discussion below references pro forma sales information. Refer to Note 2 to the unaudited condensed consolidated financial statements in our quarterly report on Form 10-Q for the quarter ended June 30, 2019 for consolidated pro forma information.

Sales
Second quarter 2019 sales increased $106 million, or 8 percent, compared with pro forma sales of $1.4 billion in the second quarter of 2018, principally due to higher sales at Flight Systems and Defense Systems. Flight Systems sales increased due to higher volume on military aerospace structures and launch vehicles. Defense Systems sales reflect higher volume on tactical missiles and subsystems, including the Advanced Anti-Radiation Guided Missile (AARGM) program.
Operating Income
Second quarter 2019 operating income totaled $169 million and operating margin rate was 11.3 percent.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	5

MISSION SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$3,128	$2,874	9%	$6,014	$5,757	4%
Operating income	408	352	16%	791	723	9%
Operating margin rate	13.0%	12.2%		13.2%	12.6%
Sales
Second quarter 2019 sales increased $254 million, or 9 percent, due to higher sales in all three business areas. Sensors and Processing sales increased principally due to higher volume on infrared countermeasures, airborne radar and restricted programs. Advanced Capabilities sales increased due to higher volume on restricted programs. Cyber and ISR sales reflect higher volume on space payloads and mission programs.
Operating Income
Second quarter 2019 operating income increased $56 million, or 16 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 13.0 percent from 12.2 percent, primarily due to improved performance on Advanced Capabilities programs.

TECHNOLOGY SERVICES	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$1,044	$1,048	—	$2,021	$2,192	(8)%
Operating income	113	95	19%	215	217	(1)%
Operating margin rate	10.8%	9.1%		10.6%	9.9%
Sales
Second quarter 2019 sales were comparable to the second quarter of 2018, and reflect lower Global Services sales, principally due to the completion in 2018 of a state and local services contract, offset by higher Global Logistics and Modernization volume.
Operating Income
Second quarter 2019 operating income increased $18 million, or 19 percent, and operating margin rate increased to 10.8 percent from 9.1 percent primarily due to improved performance on Global Services programs and the absence in 2019 of a negative EAC adjustment recognized on a state and local services contract in the prior year period.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	6

2019 Guidance
    2019 financial guidance reflects the company's judgment based on the information available to the company at the time of this release. The government budget and appropriations processes can impact our customers, programs and financial results. Government budgets and appropriations, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, can impact the company's ability to achieve 2019 guidance.

2019 Guidance
($ in millions, except per share amounts)	As of 4/24/19	As of 7/24/19
Sales	~34,000	~34,000
Segment operating margin %[1]	Low to mid 11%	~11.5%
Total net FAS/CAS pension adjustment[2]	~1,200	~1,200
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~385	~385
Other items	~250	~225
Operating margin %	Mid to high 10%	High 10%
Interest expense	~560	~560
Effective tax rate %	Mid 17%	Mid 17%
Weighted average shares outstanding	~170M	~170M
MTM-adjusted EPS[1]	18.90	—	19.30	19.30	—	19.55
Capital expenditures	~1,200	~1,200
Free cash flow[1]	2,600	—	3,000	2,600	—	3,000
Sector Guidance
Aerospace Systems
Sales $B	High 13	High 13
OM Rate	Mid to High 10%	Mid to High 10%
Innovation Systems
Sales $B	High 5	~6
OM Rate	Mid 10%	High 10%
Mission Systems
Sales $B	Low to Mid 12	Low to Mid 12
OM Rate	~13%	~13%
Technology Services
Sales $B	Low 4	Low 4
OM Rate	~10%	Low 10%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.
[2]
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $770 million of expected CAS pension cost and $430 million of expected FAS pension benefit. In accordance with ASU No. 2017-07, $370 million of FAS (service-related) pension cost is reflected in operating income and $800 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern Time on July 24, 2019. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, space, strike, and logistics and modernization to customers worldwide. Please visit news.northropgrumman.com and follow us on Twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	8

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension, postretirement and health and welfare plans

•	our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities, including qualification of the Alliant Techsystems Inc. spin-off of Vista Outdoor Inc. as a tax-free transaction
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	9

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2019	2018	2019	2018
Sales
Product	$5,880	$4,790	$11,608	$9,079
Service	2,576	2,329	5,037	4,775
Total sales	8,456	7,119	16,645	13,854
Operating costs and expenses
Product	4,661	3,698	9,178	6,967
Service	2,065	1,865	4,041	3,772
General and administrative expenses	784	739	1,544	1,450
Operating income	946	817	1,882	1,665
Other (expense) income
Interest expense	(137)	(144)	(275)	(287)
FAS (non-service) pension benefit	200	258	400	512
Other, net	19	45	55	85
Earnings before income taxes	1,028	976	2,062	1,975
Federal and foreign income tax expense	167	187	338	346
Net earnings	$861	$789	$1,724	$1,629

Basic earnings per share	$5.07	$4.52	$10.15	$9.34
Weighted-average common shares outstanding, in millions	169.7	174.5	169.9	174.4
Diluted earnings per share	$5.06	$4.50	$10.11	$9.29
Weighted-average diluted shares outstanding, in millions	170.3	175.4	170.5	175.4

Net earnings (from above)	$861	$789	$1,724	$1,629
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(12)	(15)	(23)	(30)
Change in cumulative translation adjustment and other, net	(4)	(3)	—	(6)
Other comprehensive loss, net of tax	(16)	(18)	(23)	(36)
Comprehensive income	$845	$771	$1,701	$1,593

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	10

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,088	$1,579
Accounts receivable, net	1,832	1,448
Unbilled receivables, net	5,657	5,026
Inventoried costs, net	810	654
Prepaid expenses and other current assets	772	973
Total current assets	10,159	9,680
Property, plant and equipment, net of accumulated depreciation of $5,628 for 2019 and $5,369 for 2018	6,522	6,372
Operating lease right-of-use assets	1,278	—
Goodwill	18,708	18,672
Intangible assets, net	1,206	1,372
Deferred tax assets	85	94
Other non-current assets	1,626	1,463
Total assets	$39,584	$37,653

Liabilities
Trade accounts payable	$1,962	$2,182
Accrued employee compensation	1,528	1,676
Advance payments and billings in excess of costs incurred	1,942	1,917
Other current liabilities	2,723	2,499
Total current liabilities	8,155	8,274
Long-term debt, net of current portion of $545 for 2019 and $517 for 2018	13,838	13,883
Pension and other postretirement benefit plan liabilities	5,535	5,755
Operating lease liabilities	1,081	—
Deferred tax liabilities	140	108
Other non-current liabilities	1,621	1,446
Total liabilities	30,370	29,466

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2019—169,305,793 and 2018—170,607,336	169	171
Paid-in capital	—	—
Retained earnings	9,120	8,068
Accumulated other comprehensive loss	(75)	(52)
Total shareholders’ equity	9,214	8,187
Total liabilities and shareholders’ equity	$39,584	$37,653

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	11

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2019	2018
Operating activities
Net earnings	$1,724	$1,629
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	479	281
Non-cash lease expense	127	—
Stock-based compensation	55	53
Deferred income taxes	48	49
Changes in assets and liabilities:
Accounts receivable, net	(384)	(145)
Unbilled receivables, net	(658)	(570)
Inventoried costs, net	(156)	(73)
Prepaid expenses and other assets	(48)	57
Accounts payable and other liabilities	(367)	(422)
Income taxes payable, net	194	186
Retiree benefits	(285)	(394)
Other, net	(35)	(13)
Net cash provided by operating activities	694	638

Investing activities
Acquisition of Orbital ATK, net of cash acquired	—	(7,657)
Capital expenditures	(536)	(504)
Other, net	1	2
Net cash used in investing activities	(535)	(8,159)

Financing activities
Payments of long-term debt	—	(1,550)
Net payments to credit facilities	(20)	(314)
Net borrowings on commercial paper	101	249
Common stock repurchases	(231)	(41)
Cash dividends paid	(435)	(407)
Payments of employee taxes withheld from share-based awards	(63)	(80)
Other, net	(2)	(22)
Net cash used in financing activities	(650)	(2,165)
Decrease in cash and cash equivalents	(491)	(9,686)
Cash and cash equivalents, beginning of year	1,579	11,225
Cash and cash equivalents, end of period	$1,088	$1,539

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	12

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	June 30, 2019			December 31, 2018
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]	% Change in 2019
Aerospace Systems	$12,622	$21,127	$33,749	$26,440	28%
Innovation Systems	5,775	2,660	8,435	8,207	3%
Mission Systems	10,638	6,963	17,601	15,408	14%
Technology Services	2,793	445	3,238	3,445	(6%)
Total backlog	$31,828	$31,195	$63,023	$53,500	18%

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards
Second quarter and year to date 2019 net awards totaled $13.5 billion and $25.8 billion, respectively, and backlog increased to $63.0 billion as of June 30, 2019. Significant new awards in the second quarter include $4.1 billion for the F-35 program, $3.6 billion to deliver an additional 24 E-2D Advance Hawkeye aircraft and related equipment to the U.S. Navy, $843 million for space restricted programs, $316 million for the Global Hawk program and $265 million for the Intermediate Range Conventional Prompt Strike hypersonic program.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	13

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2019	2018	2019	2018
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$107	$137	$215	$264
FAS (non-service) pension benefit	200	258	400	512
Total net FAS/CAS pension adjustment	307	395	615	776
Tax effect[1]	(64)	(83)	(129)	(163)
After-tax impact	$243	$312	$486	$613
Weighted-average diluted shares outstanding, in millions	170.3	175.4	170.5	175.4
Per share impact	$1.43	$1.78	$2.85	$3.49

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(98)	$(30)	$(194)	$(30)
Tax effect[1]	21	6	41	6
After-tax impact	$(77)	$(24)	$(153)	$(24)
Weighted-average diluted shares outstanding, in millions	170.3	175.4	170.5	175.4
Per share impact	$(0.45)	$(0.14)	$(0.90)	$(0.14)

[1]	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Second Quarter 2019 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of any potential mark-to-market ("MTM") (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com